UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☐Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒Definitive Information Statement

SHEFFIELD PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party: Sheffield Pharmaceuticals, Inc.
4) Date Filed: September 8, 2005

INFORMATION STATEMENT
OF
SHEFFIELD PHARMACEUTICALS, INC.
1220 GLENMORE DRIVE
APOPKA, FLORIDA 32712
TELEPHONE (407) 880-2213

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about September 20, 2005 to the holders of record as of the close of business on September 20, 2005 of the common stock of Sheffield Pharmaceutical, Inc. ("Sheffield").

Sheffield’s Board of Directors has approved, and a stockholder owning 70,000,000 shares of the 99,563,712 shares of Sheffield’s common stock (the "Common Stock") outstanding as of September 20, 2005, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under Title 8, Subchapter VII, Section 228 of the Delaware General Corporation Laws and Sheffield’s By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Sheffield for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and Section 228 of the Delaware General Corporation Laws..

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Sheffield will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Sheffield will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Sheffield’s common stock.

Sheffield will only deliver one Information Statement to multiple security holders sharing an address unless Sheffield has received contrary instructions from one or more of the security holders. Upon written or oral request, Sheffield will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

SHEFFIELD PHARMACEUTICALS, INC.
1220 GLENMORE DRIVE
APOPKA, FLORIDA 32712
TELEPHONE (407) 880-2213
Attn: Michael F. Manion

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Sheffield’s Bylaws and the Delaware General Corporation Laws, a vote by the holders of at least a majority of Sheffield’s outstanding capital stock is required to effect the action described herein. Sheffield’s Articles of Incorporation does not authorize cumulative voting. As of the record date, Sheffield had 99,563,712 voting shares of Common Stock issued and outstanding of which 49,781,856 shares are required to pass any stockholder resolutions. The consenting stockholder is the record and beneficial owner of 70,000,000 shares of Sheffield’s Common Stock as of August 30, 2005, which represents 70.3% of the issued and outstanding shares of Sheffield’s Common Stock. Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholder voted in favor of the actions described herein in a joint written consent, dated August 30, 2005, attached hereto as Exhibit A. No consideration was paid for the consent. The consenting stockholder’s name, affiliations with Sheffield, and his beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
Michael F. Manion	Chief Executive Officer, CFO and Chairman	70,000,000	70.3%
Total		70,000,000	70.3%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 30, 2005, certain information regarding the ownership of Sheffield’s capital stock by each director and executive officer of Sheffield, each person who is known to Sheffield to be a beneficial owner of more than 5% of any class of Sheffield’s voting stock, and by all officers and directors of Sheffield as a group. Unless otherwise indicated below, to Sheffield’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of all classes of Sheffield common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of August 30, 2005 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 99,563,712 shares of the Common Stock issued and outstanding on a fully diluted basis, as of August 30, 2005.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Michael F. Manion (2)	70,000,000	70.3%

(1) Unless otherwise noted, the address for the named beneficial owner, director and officer is as follows: c/o Sheffield Pharmaceuticals, Inc., 1220 Glenmore Drive, Apopka, Florida 32712.
(2) Michael F. Manion is the President, Chief Executive Officer, and Chairman of Sheffield. He personally owns 70,000,000 shares Sheffield’s common stock.

CHANGE IN CONTROL

None.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Sheffield’s Board of Directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholder has approved a resolution, attached as Exhibit A hereto, to effect a one-for-two hundred fifty (1:250) reverse stock split of the Common Stock of Sheffield (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split. The Board and the consenting stockholder believe that the Reverse Split is in Sheffield's best interests, principally because it will enable Sheffield to issue additional shares in connection with a reverse merger or other business-combination transaction related to its ongoing efforts to acquire an operating business.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Sheffield common stock from approximately 99,563,712 shares to approximately 400,000 shares issued and outstanding.

The Reverse Split will affect all of the holders of Sheffield's common stock uniformly and will not materially affect any stockholder's percentage ownership interest in Sheffield or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about September 30, 2005 (the "Effective Date") for shareholders of record on September 20, 2005. The Reverse Split will take place on the Effective Date without any action on the part of the holders of Sheffield's common stock and without regard to current certificates representing shares of any class of Sheffield common stock being physically surrendered for certificates representing the number of shares of Sheffield common stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates of Sheffield common stock will be issued.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

A resolution and consent granting the authority to effect a one-for-two hundred fifty reverse stock split of the Common Stock of Sheffield is attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. Sheffield's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

ACTION II
AUTHORITY TO ENTER INTO A REVERSE MERGER TRANSACTION

The Board has unanimously adopted and the consenting stockholder has approved a resolution, attached as Exhibit A hereto, to authorize the Board of Directors to enter into a reverse merger or other business-combination transaction involving Sheffield. Sheffield has not yet entered into any letter of intent nor has it entered into any definitive agreement relating to a business combination.

Because Sheffield has no operating business, the future success of the Corporation depends upon our ability to successfully find a suitable business and negotiate satisfactory terms and condition of any business combination agreement. By adopting this resolution, the Board of Directors believes that the Corporation will have added flexibility to enter into a reverse merger or other business-combination transaction, because it will reduce the time necessary to complete such a transaction. Because the laws of the State of Delaware allow for the consent of holders of a majority of the issued and outstanding shares, acting without a shareholders meeting, to approve an acquisition, it does so without effecting shareholder rights.

A resolution and consent granting the authority to enter into a reverse merger or other business-combination transaction is attached hereto as Exhibit A.

ACTION III
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES AND TO CHANGE THE PAR VALUE OF SHARES

The Board and the consenting stockholders have adopted and approved an amendment to increase the number of its authorized shares of Preferred Stock from 3,000,000 to 10,000,000 shares (the "Authorized Share Increase") and to change the par value of Sheffield’s Common and Preferred Stock from .01 per share to .001 per share. The amendment was adopted primarily in anticipation of providing Sheffield with the capital structure that would facilitate any potential reverse merger. A resolution and consent approving the amendment are attached hereto as Exhibit A.

The Authorized Share Increase will be implemented by filing an Amended Certificate of Incorporation with the Division of Corporations of the State of Delaware. Under federal securities laws, Sheffield cannot file the Amended Certificate of Incorporation until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of Sheffield’s Preferred Stock is 3,000,000. The Board and the consenting stockholder believe that additional authorized shares of Preferred Stock is in Sheffield’s best interest as the additional shares could be issued before or after a business combination for raising of additional equity capital or other financing activities, stock dividends or other purposes. The future issuance of additional shares of Preferred Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights. The new shares of Preferred Stock that will be authorized by the amendment may be issued in one or mare classes or series, having such designations, preferences, privileges and rights as the board of directors may determine.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the Articles of Incorporation as amended or the Bylaws of Sheffield in effect on the date of this Information Statement, Sheffield stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Sheffield or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving Sheffield.

Following the Reverse Stock Split and the Authorized Share Increase, the number of shares of Sheffield’s stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock	Preferred Stock Outstanding	Authorized Preferred Stock
Pre Reverse Split	99,563,712	100,000,000	0	10,000,000
1 for 250	400,000	100,000,000	0	10,000,000

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDER
OF
SHEFFIELD PHARMACEUTICALS, INC.
a Delaware Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by Title 8, Subchapter VII, Section 228 of the Delaware General Corporation Laws and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of August 30, 2005:

REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding and reserved shares of the Corporation, that it is in the best interests of the Corporation and its shareholders that every two-hundred-and fifty (250) issued and outstanding shares of common stock of the Corporation ("Common Stock") be automatically split into 1 share of Common Stock (the "Reverse Stock Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that all rounding shall be done to the next 100 and each and every shareholder shall own at least 100 shares as a result of the Reverse Split;

WHEREAS, subject to and in compliance with Section 228 of the Delaware General Corporation Laws, it is deemed to be in the best interests of the Corporation and its shareholders that a record date for the Reverse Stock Split be set as September 20, 2005 (the "Record Date"), such that all persons holding shares of Common Stock on the Record Date shall have their shares of Common Stock split applying a ratio of 250 to 1 and that an effective date for the Reverse Stock Split be set on the date that is 10 days after the Record Date;

NOW, THEREFORE, BE IT RESOLVED, that, every 250 issued and outstanding shares of Common Stock be and hereby are automatically split into 1 share of Common Stock and the resultant share ownership be rounded up to the third whole integer in such a manner that all rounding shall be done to the next 100 and each and every shareholder shall own at least 100 shares as a result of the Reverse Split;

RESOLVED FURTHER, that the Record Date be, and hereby is approved;

RESOLVED FURTHER, that, no fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the nearest third integer whole share. In plain English rounded up to the nearest hundred.

RESOLVED FURTHER, that, subject to the foregoing, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares held by each shareholder after giving effect to the Reverse Stock Split and to take such further action as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

AUTHORITY TO ENTER INTO A REVERSE MERGER TRANSACTION

WHEREAS, the Board deems that it would be in the best interest of the Corporation and its shareholders to secure an operating business by entering into a reverse merger or similar business-combination transaction;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors is authorized to enter into a reverse merger or other business-combination transaction involving Sheffield that the Board of Directors, in its sole discretion, deems appropriate.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK AND
CHANGE THE PAR VALUE OF COMMON AND PREFERRED STOCK

WHEREAS, it is proposed that the Corporation amend its Certificate of Incorporation to increase the number of authorized shares of its Preferred Stock from 3,000,000 to 10,000,000 and to change the par value of the Corporation’s Common Stock and Preferred Stock from $0.01 to $0.001 per share; and

WHEREAS, the Board deems that the above amendment to the Certificate of Incorporation is in the best interests of the Corporation and its shareholders.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended as follows:

Changing Article FOURTH so that, as amended, said Article shall be and read as follows:

"This Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is 110,000,000. The total number of shares of Common Stock the Corporation shall have the authority to issue is 100,000,000, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 10,000,000, par value $0.001 per share. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the Delaware Statutes, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the Delaware Statutes.

All stock of this corporation, whether Common Stock or Preferred Stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such stock. Such stock, once issued, shall be fully paid and nonassessable.

No holder of shares of any class of this corporation shall have (1) any preemptive right to subscribe for or acquire additional shares of this corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized, or (2) any right to acquire any shares which may be held in the treasury of this corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.

On or about September 30, 2005 (the "Split Effective Date"), each 250 shares of common stock, par value $.01 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of common stock, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split."

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Division of Corporations of the State of Delaware, the Amended Certificate of Incorporation, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Director:
/s/ Michael F. Manion
Michael F. Manion

Stockholder:
/s/ Michael F. Manion
Michael F. Manion